Exhibit 10.1

December 1, 2004

Bowne & Co., Inc.
345 Hudson Street
New York, NY 10014
Attn: Bill Coote

               Re: Overnight Share Repurchase

Ladies and Gentlemen:

     Section 1. Initial Shares.

     (a) Bank of America, N.A. (the “Seller”) will sell to Bowne & Co., Inc., a Delaware corporation (the “Company”), and the Company will purchase from the Seller for settlement on December 1, 2004 (the “Purchase Date”), 2,530,000 shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a purchase price (the “Purchase Price”) equal to the number of the Initial Shares multiplied by $15.75 (the “Initial Share Price”). Such sale shall be effected in accordance with the Seller’s customary procedures.

     (b) In connection with its purchase of the Initial Shares, and in addition to the payment of the Purchase Price, the Company will pay on the Purchase Date a brokerage fee of $0.03 per Initial Share to Banc of America Securities LLC (“BAS”), which is registered as a broker and a dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) a one-time contract payment to the Seller equal to $256,998.19.

     Section 2. Definitions.

     As used in this Letter Agreement, the following terms shall have the following meanings:

     "Averaging Period” means the period of 262 consecutive Trading Days commencing December 2, 2004 and ending on the Trading Day on which the Completed Share Amount equals the number of Initial Shares.

     "BAS” has the meaning specified in Section 1(b).

     "Calculation Agent” means BAS.

     "Common Stock” means the common stock, par value $0.01 per share, of the Company.

     "Company” has the meaning specified in Section 1(a).

     "Completed Share Amount” means, for any Trading Day, the sum of the Daily Share Amounts for such Trading Day and each prior Trading Day in the Averaging Period.

     "Daily Average Price” means (i) for any Trading Day in the Averaging Period, the dollar volume weighted average price per share of Common Stock for that Trading Day based on transactions executed during that Trading Day on the Exchange, excluding the opening transaction and any transaction executed during the last ten minutes, as reported on Bloomberg Page “DCI.N <Equity> AQR SEC” (or any successor thereto) or (ii) for any Trading Day in the Valuation Period, the dollar volume weighted average price per share of Common Stock for that Trading Day based on transactions executed by the Seller or its designated affiliate during that Trading Day in connection with the settlement of this Letter Agreement.

     "Daily Rebate Amount” means, for any day, the product of the Outstanding Notional Amount on such day and the Rebate Rate for such day.

     "Daily Share Amount” means, for any Trading Day, a number as determined by the Seller in its sole discretion, which number shall be not less than 8% and not greater than 12% of the number of shares of Common Stock traded on the Exchange on such Trading Day, as reported on Bloomberg Page “DCI.N <Equity> HP” (or any successor thereto), subject to Section 3(b).

     "Effectiveness Period” has the meaning specified in Section 12(a).

     "Exchange” means, at any time, the principal national securities exchange or automated quotation system, if any, on which the Common Stock is listed or quoted at such time.

     "Exchange Act” has the meaning specified in Section 1(b).

     "Federal Funds Rate” means, for any day, the rate on such day for Federal Funds, as published by Bloomberg and found by pressing the following letters “FEDSOPEN” followed by pressing the <Index> key and pressing the following letters “HP” followed by pressing the <Go> key; provided that if any such day is not a New York Banking Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding New York Banking Day.

     "Initial Share Price” means $15.75.

     "Initial Shares” has the meaning specified in Section 1(a).

     "Make-Whole Payment Shares” has the meaning specified in Section 5(c).

     "Maximum Deliverable Number” means 5,060,000 shares of Common Stock, subject to adjustment pursuant to Section 7(b).

     "New York Banking Day” means any day except for a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

     "Outstanding Notional Amount” means, on any day prior to the Purchase Date, zero (0), and on any day on or following the Purchase Date, the Purchase Price minus the aggregate amount of payments made by the Seller on or prior to such day for settlement of transactions executed by the Seller or its designated affiliate during the Averaging Period pursuant to Section 3(a) (which difference may be negative).

     "Payment Shares” means Registered Payment Shares, Restricted Payment Shares or Make-Whole Payment Shares.

     "Private Placement Agreement” has the meaning specified in Section 6(b)(iii).

     "Prospectus” has the meaning specified in Section 6(a)(i).

     "Purchase Date” has the meaning specified in Section 1(a).

     "Purchase Price” has the meaning specified in Section 1(a).

     "Rebate” means the sum of the Daily Rebate Amounts for each day from but excluding the Purchase Date to and including the last day of the Averaging Period.

     "Rebate Rate” means, for any day, the Federal Funds Rate for such day (expressed as a daily rate) minus 50 basis points; provided that if the Outstanding Notional Amount on such day is negative, the Rebate Rate used to calculate the Daily Rebate Amount for such day shall be the Federal Funds Rate (expressed as a daily rate) plus 50 basis points.

     "Refund Shares” has the meaning specified in Section 5(a)(i).

     "Registered Payment Shares” has the meaning specified in Section 5(a)(ii).

     "Registration Statement” has the meaning specified in Section 6(a)(i).

     "Regulation M” means Regulation M under the Exchange Act.

     "Remaining Scheduled Days” means the scheduled number of Trading Days remaining in the Averaging Period or the Valuation Period as of the time of any suspension of the Averaging Period or the Valuation Period, as the case may be.

     "Requirements” has the meaning specified in Section 3(b).

     "Restricted Payment Shares” has the meaning specified in Section 5(a)(ii).

     "Restricted Share Amount” means the number of shares of Common Stock equal to the quotient of (i) the absolute value of the Settlement Amount divided by (ii) the Restricted Share Value of a Restricted Payment Share.

     "Restricted Share Value” means, with respect to any Restricted Payment Shares or Make-Whole Payment Shares, the value thereof per share to the Seller, determined by the Calculation Agent by commercially reasonable means.

     "Rule 10b-18” means Rule 10b-18 under the Exchange Act.

     "Securities Act” means the Securities Act of 1933, as amended.

     "Seller” has the meaning specified in Section 1(a).

     "Settlement Amount” means an amount equal to (i) the Purchase Price minus (ii) the sum of the products, with respect to each Trading Day in the Averaging Period, of (A) the Daily Share Amount for such Trading Day and (B) the Daily Average Price for such Trading Day minus (iii) the Rebate.

     "Settlement Balance” has the meaning specified in Section 5(c).

     "Settlement Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close. A Settlement Day “corresponds” to a Trading Day if it is the day for settlement of regular way transactions for equity securities entered into on the Exchange on that Trading Day.

     "Share Amount” means, for any Trading Day, the quotient of (i) the product of (A) the Valuation Fraction multiplied by (B) the absolute value of the Settlement Amount, divided by (ii) 100% of the Daily Average Price for that Trading Day, in the case of Refund Shares pursuant to Section 5(a)(i)(A), or 95% of the Daily Average Price for that trading Day, in the case of Registered Payment Shares pursuant to Section 5(a)(ii)(A).

     "Trading Day” means any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Company on any national securities exchange has not been suspended and (iii) during which there has not been, in the Calculation Agent’s judgment, a material limitation in the trading of Common Stock.

     "Transfer Agreement” has the meaning specified in Section 6(a)(iv).

     "Valuation Fraction” means a fraction, the numerator of which is one and the denominator of which is the number of Trading Days in the Valuation Period.

     "Valuation Period” means the period of up to 30 Trading Days, the actual number to be determined by the Seller and notified to the Company by the Seller prior to the commencement of the Valuation Period, commencing (i) on the first Trading Day immediately following the final day of the Averaging Period or (ii) in the case of Registered Payment Shares, if the Seller determines that resale by it of such shares would constitute a distribution for purposes of Regulation M, on the first Trading Day immediately following the applicable “restricted period” (as defined under Regulation M), measuring such restricted period from the final day of the Averaging Period; provided that this delay in commencement of the Valuation Period shall not apply in the event that the Registered Payment Shares constitute “excepted securities” as defined in Rule 101(c) of Regulation M. If the Valuation Period is suspended by the Seller pursuant to Section 3(b), at the end of such suspension the Seller shall determine the number of Trading Days remaining in the Valuation Period, which number shall not exceed the Remaining Scheduled Days as of the time of such suspension.

     Section 3. Seller Purchases.

     (a) The Initial Shares may be sold short to the Company. It is understood that during the Averaging Period the Seller will purchase shares of Common Stock in connection with this Letter Agreement, which shares may be used to cover all or a portion of such short sale and, if the Settlement Amount is greater than zero, during the Valuation Period the Seller will purchase shares of Common Stock to fulfill its obligations, if any, to deliver Refund Shares to the Company pursuant to Section 5(a)(i). Such purchases will be conducted independently of the Company. The timing of such purchases by the Seller, the number of shares purchased by the Seller on any day, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of the Seller. The Seller agrees to effect such purchases of Common Stock in a manner that would, if the Seller were the Company or an affiliated purchaser of the Company, be subject to the safe harbor provided by Rule 10b-18(b) or otherwise in a manner that the Seller reasonably believes is in compliance with applicable requirements. For this reason, the Company shall, at least one day prior to the first day of the Averaging Period, and, if the Settlement Amount is greater than zero, prior to the first day of the Valuation Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks by or for the Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Averaging Period (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Appendix B hereto. It is the intent of the parties that this transaction comply with the requirements of Rule 10b5-1(c)(i)(B) of the Exchange Act, and the parties agree that (i) this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c) and (ii) they shall take no action that results in this transaction not so complying with such requirements. Without limiting the generality of the preceding sentence, the Company acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether the Seller effects any purchases of Common Stock in connection with this Letter Agreement, (B) the Company is entering into this Letter Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (c) the Company will not alter or deviate from this Letter Agreement or enter into or alter a corresponding hedging transaction with respect to the Common Stock.

     (b) In the event that the Seller, in its discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller, and including without limitation Rule 10b-18, “Requirements”), for the Seller to refrain from purchasing Common Stock or to purchase fewer than the minimum Daily Share Amount of Common Stock on any Trading Day during the Averaging Period or, if the Settlement Amount is greater than zero, the Valuation Period, then the Seller may, in its discretion, elect that the minimum Daily Share Amount shall be reduced for such day to an amount determined by the Seller in its discretion as appropriate with regard to any Requirements. The Seller shall notify the Company upon the exercise of the Seller’s rights pursuant to this Section 3(b) and shall subsequently notify the Company on the day the Seller believes that the circumstances giving rise to such exercise have changed. The Seller shall not communicate to the Company the reason for the Seller’s exercise of its rights pursuant to this Section 3(b).

     (c) The Company shall not engage in a distribution of Common Stock for purposes of Regulation M during the Averaging Period and, if the Settlement Amount is greater than zero, the Valuation Period.

     Section 4. Company Purchases.

     Without the prior written consent of the Seller, the Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including by means of a cash-settled derivative instrument) purchase any shares of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) during the Averaging Period and thereafter until all payments or deliveries of shares pursuant to Section 5 below have been made. During such time, any purchases of Common Stock by the Company shall be made through BAS, which is an affiliate of the Seller, pursuant to a letter substantially in the form of Appendix A hereto and subject to such conditions as the Seller shall impose, and shall be in compliance with Rule 10b-18 or otherwise in a manner that the Company and the Seller believe is in compliance with applicable requirements.

     Section 5. Purchase Price Adjustment and Settlement.

     (a) After the expiration of the Averaging Period,

     (i) if the Settlement Amount is greater than zero, as an adjustment to the Purchase Price, the Company shall elect either for

     (A) the Seller to transfer to the Company, for no additional consideration, a number of shares of Common Stock equal to the sum of the Share Amounts for each of the Trading Days in the Valuation Period (the “Refund Shares”) in the manner provided in Section 5(b), or

     (B) the Seller to make a cash payment to the Company in immediately available funds in an amount equal to the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period and

     (ii) if the Settlement Amount is less than zero, as an adjustment to the Purchase Price, the Company shall elect to

     (A) transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will be registered for resale in the manner set forth in Section 6(a), equal to the sum of the Share Amounts for each of the Trading Days in the Valuation Period (the “Registered Payment Shares”) in the manner provided in Section 5(b),

     (B) transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will not be registered for resale, equal to the Restricted Share Amount (the “Restricted Payment Shares”) on the Settlement Day corresponding to the last Trading Day of the Averaging Period in the manner provided in Section 5(b), and any Make-Whole Payment Shares as provided in Section 5(c), or

     (C) make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period.

The Company shall give written notice to the Seller not later than 10 Trading Days prior to the then scheduled last Trading Day of the Averaging Period of the Company’s election, if the Settlement Amount is greater than zero, for the Seller to deliver Refund Shares or make a cash payment or, if the Settlement Amount is less than zero, for the Company to deliver Registered Payment Shares, to deliver Restricted Payment Shares or to make a cash payment. Once made, such election will be irrevocable. If the Company fails to make such an election by the election deadline, the Company shall have been deemed to have elected to receive or deliver, as the case may be, a cash payment. If the Company elects to deliver Registered Payment Shares or Restricted Payment Shares pursuant to this Section 5(a)(ii)(C), the Calculation Agent shall have the right to adjust the Settlement Amount to compensate the Seller for its cost of funds at Federal Funds Rate during the Valuation Period.

(b) Delivery of Refund Shares, Registered Payment Shares or Restricted Payment Shares shall be made as follows:

     (i) if Refund Shares are to be transferred to the Company, the Seller shall deliver the shares to the Company on the fourth Settlement Day following the last day of the Valuation Period,

     (ii) if Registered Payment Shares are to be transferred to the Seller, on each Settlement Day corresponding to each Trading Day in the Valuation Period, the Company shall deliver to the Seller a number of Registered Payment Shares equal to the Share Amount for such Trading Day, and if the Share Amount for any Trading Day during the Valuation Period includes fractional shares, in lieu of delivering the fractional             shares, the Company or the Seller (as the case may be) shall deliver cash to the Seller or the Company, as the case may be, in an amount based on the closing price of the Common Stock on the Exchange on that Trading Day, and

     (iii) if Restricted Payment Shares are to be transferred to the Seller, on the Settlement Day corresponding to the last Trading Day in the Averaging Period, the Company shall deliver to the Seller a number of Restricted Payment Shares equal to the

Restricted Share Amount, and the Company shall deliver any additional Make-Whole Shares as provided in Section 5(c).

     (c) If Restricted Payment Shares are delivered in accordance with Section 5(b)(iii), on the last Trading Day of the Averaging Period a balance (the "Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Settlement Amount. Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, Seller shall sell all such Restricted Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner. At the end of each Trading Day upon which sales have been made, the Settlement Balance shall be reduced by an amount equal to 95% of the aggregate proceeds received by Seller upon the sale of such Restricted Payment Shares or Make-Whole Payment Shares. If, on any Trading Day, all Restricted Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, the Company shall (i) deliver to Seller or as directed by Seller on the Settlement Day corresponding to such Trading Day an additional number of Shares (the “Make-Whole Payment Shares”) equal to (x) the Settlement Balance as of such Trading Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares or (ii) promptly deliver to Seller cash in an amount equal to the then remaining Settlement Balance. This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number.

     Section 6. Payment Shares.

     (a) The Company may only deliver Registered Payment Shares pursuant to Section 5(a)(ii) subject to satisfaction of the following conditions:

     (i) a registration statement covering public resale of the Registered Payment Shares by the Seller (the “Registration Statement”) shall have been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act on or prior to the last Trading Day of the Averaging Period, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Payment Shares (including any prospectus supplement thereto, the “Prospectus”) shall have been delivered to the Seller, in such quantities as the Seller shall reasonably have requested, on or prior to the last Trading Day of the Averaging Period;

     (ii) the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall be reasonably satisfactory to the Seller;

     (iii) the Seller and its agents, including BAS, shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for underwritten offerings of equity securities and the results of such investigation are satisfactory to the Seller, in its discretion; and

     (iv) as of the last Trading Day of the Averaging Period, an agreement (the “Transfer Agreement”) shall have been entered into with the Seller in connection with the public resale of the Registered Payment Shares by the Seller substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to the Seller, which Transfer Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates.

If the Settlement Amount is less than zero and the Company has elected to deliver Registered Payment Shares and any of the above conditions is not satisfied as of the last Trading Day of the Averaging Period, the Company shall, in lieu of delivery of Registered Payment Shares, make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the second Settlement Day following the end of the Averaging Period and shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with due diligence and otherwise in connection with the anticipated delivery of the Registered Payment Shares, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection thereof.

     (b) The Company may only deliver Restricted Payment Shares pursuant to Section 5(a)(ii) and Make-Whole Payment Shares pursuant to Section 5(c) subject to satisfaction of the following conditions:

     (i) all Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

     (ii) BAS, the Seller and any potential purchaser of any such shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by BAS or the Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); and

     (iii) an agreement (a “Private Placement Agreement”) shall have been entered into between the Company and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such shares by the Company to the Seller (or any such affiliate) and the private resale of such shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by the Company of all fees and expenses in connection with such resale, including all fees and expenses of counsel for the Seller, and shall contain representations, warranties and agreements of the Company reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

If the Settlement Amount is less than zero and the Company has elected to deliver Restricted Payment Shares and any of the above conditions is not satisfied as of the last Trading Day of the Averaging Period and on each date when any Make-Whole Payment Shares are to be delivered, the Company shall, in lieu of delivery of the Restricted Payment Shares or such Make-Whole Payment Shares, as the case may be, make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount or the then remaining Settlement Balance, as the case may be, in either case on the second Settlement Day following the date when such delivery would have otherwise been required and shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with the anticipated delivery of the Restricted Payment Shares or the Make-Whole Payment Shares, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection thereof.

     (c) Notwithstanding the provisions of Section 5(a) above, if the Company has elected to deliver any Payment Shares hereunder, the Company shall not be required to deliver more than the Maximum Deliverable Number of shares of Common Stock as Payment Shares hereunder.

     Section 7. Adjustment of Terms.

     (a) In the event an offer is made to the holders of Common Stock to tender shares of Common Stock for cash, the Calculation Agent may, in its discretion (i) reduce the number of Trading Days in the Averaging Period by an amount the Seller deems appropriate or (ii) adjust the terms of the transaction so that (A) the final day of the Averaging Period shall be the earlier of the scheduled final Trading Day of the Averaging Period and the date such tender offer is consummated and (B) for each of the Trading Days in the Averaging Period following the date on which such tender offer is made, the Daily Average Price shall equal the price per share of Common Stock at which the tender offer is to be consummated. The Seller shall notify the Company in writing as to the terms of any adjustment made pursuant to this Section 7(a) no later than ten days after such a tender offer is made.

     (b) In the event of any corporate event involving the Company or the Common Stock not specifically addressed in subsection (a) of this Section 7 (including, without limitation, a stock split, stock dividend, bankruptcy, insolvency, reorganization, merger, offer to tender Common Stock for consideration other than cash, rights offering, recapitalization or spin-off) or in the event that the Seller, in its good faith judgment, determines that the adjustments described in subsection (a) of this Section 7 will not result in an equitable adjustment of the terms of the transaction described herein, the terms of the transaction (including, without limitation, the Purchase Price and the number of Trading Days in the Averaging Period) described herein shall be subject to adjustment by the Calculation Agent as in the exercise of its good faith judgment it deems appropriate under the circumstances.

     (c) Notwithstanding the authority provided to the Calculation Agent in subsections (a) and (b) of this Section 7, in the event of a corporate event (such as certain reorganizations, mergers, or other similar events) in which all holders of Common Stock may receive consideration other than the common equity securities of the continuing or surviving entity, the adjustments referred to in such subsections shall permit the Company to satisfy its settlement obligations hereunder by delivering the consideration received by holders of Common Stock upon such corporate event, in such proportions as in the exercise of its good faith judgment the Calculation Agent deems appropriate under the circumstances.

     Section 8. Governing Law.

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.

     Section 9. Assignment and Transfer.

     The rights and duties under this Letter Agreement may not be assigned or transferred by the Company or the Seller without the prior written consent of the other party; provided that the Seller may assign any of its rights or duties hereunder to any of its affiliates without the prior written consent of the Company.

     Section 10. No Condition of Confidentiality.

     The Seller and the Company hereby acknowledge and agree that the Seller has authorized the Company to disclose this Letter Agreement and the transactions contemplated hereby to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and the Seller hereby waives any and all claims to any proprietary rights with respect to this Letter Agreement and the transactions contemplated hereby, and authorizes the Company to use any information that the Company receives or has received with respect to this Letter Agreement and the transactions contemplated hereby in any manner.

     Section 11. Calculations.

     The Calculation Agent shall make all calculations in respect of this Letter Agreement.

     Section 12. Representations, Warranties and Agreements of the Company.

     The Company represents and warrants to, and agrees with, the Seller as follows:

     (a) The Company shall cause the Registration Statement, if any, to remain effective under the Securities Act for a period (the “Effectiveness Period”) of 30 days immediately following the date any Registered Payment Shares are delivered to the Seller pursuant to Section 5(a)(ii).

     (b) The Company acknowledges and agrees that it is not relying, and has not relied, upon the Seller or any affiliate of the Seller with respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof. The Company further acknowledges and agrees that neither the Seller nor any affiliate of the Seller has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby. The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks.

     (c) The Company has all corporate power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby. This Letter Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.

     (d) If Payment Shares are delivered pursuant to Section 5(a)(ii), such Payment Shares, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.

     (e) The Company is not entering into this Letter Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities.

     (f) The Company is not entering into this Letter Agreement to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or otherwise manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

     (g) The execution and delivery by the Company of, and the compliance by the Company with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated are within the Company’s corporate powers and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the ability of the Company to perform its obligations under this Letter Agreement.

     (h) No consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties is required for the execution and delivery by the Company of, and the compliance by the Company with all the terms of, this Letter Agreement or the consummation by the Company of the transactions contemplated hereby.

     (i) On the date hereof, the Company could purchase shares of the Common Stock in the open market in compliance with Section 10(b) of the Exchange Act and Rule 10b5-1 thereunder.

     (j) In the event that the Seller or the Calculation Agent or any of their affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Letter Agreement, the Company shall reimburse the Seller or the Calculation Agent or such affiliate for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith within 30 days of receipt of notice of such expenses, and shall indemnify and hold the Seller or the Calculation Agent or such affiliate harmless against any losses, claims, damages or liabilities to which the Seller or the Calculation Agent or such affiliate may become subject in connection with any such action, proceeding or investigation except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller or the Calculation Agent or such affiliate results from the gross negligence or bad faith of the Seller or the Calculation Agent or a breach by the Seller or the Calculation Agent of any of its covenants or obligations hereunder. If for any reason the foregoing indemnification is unavailable to the Seller or the Calculation Agent or such affiliate or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Seller or the Calculation Agent or such affiliate as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Seller or the Calculation Agent or such affiliate on the other hand in the matters contemplated by this Letter Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Seller or the Calculation Agent or such affiliate on the other hand in the matters contemplated by this Letter Agreement but also the relative fault of the Company and the Seller or the Calculation Agent or such affiliate with respect to such losses, claims, damages or liabilities and any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Seller or the Calculation Agent or such affiliate, on the other hand, shall be in the same proportion as the Purchase Price bears to the brokerage fee referred to in Section 1(b). The reimbursement, indemnity and contribution obligations of the Company under this Section 12(i) shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of the Seller or the Calculation Agent and their affiliates and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Seller or the Calculation Agent, any such affiliate and any such person. The Company also agrees that neither the Seller, the Calculation Agent nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Company for or in connection with any matter referred to in this Letter Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of the Seller or the Calculation Agent or a breach by the Seller or the Calculation Agent of any of its covenants or obligations hereunder. The foregoing provisions shall survive any termination or completion of this Letter Agreement.

     (k) The Company will not (i) alter the amount per share or frequency of its ordinary cash dividend on the Common Stock or (ii) declare any dividend other than an ordinary cash dividend on the Common Stock, in either case that affects any dividend for which the ex-dividend date occurs from and including the date of this Letter Agreement through and including the last day of the Averaging Period.

     (l) For the avoidance of doubt, the parties agree that the commissions incorporated in the definitions of Share Amount and Restricted Share Value are commercially reasonable fees for BofA’s activities in connection with Settlement under Section 5.

     Section 13. Notices.

     Unless otherwise specified, notices under this contract may be made by telephone, to be confirmed in writing to the address below. Changes to the Notices must be made in writing.

(a)	If to the Company:

Bowne & Co., Inc. 345 Hudson Street New York, NY 10014 Attn: William J. Coote Telephone: (212) 886-0614 Facsimile: (212) 229-7392

(b)	If to the Seller:

Bank of America, N.A. Equity Derivatives Group c/o Banc of America Securities LLC 9 W. 57th Street New York, NY 10019 Attn: Christopher J. Innes Telephone: (212) 583-8173 Facsimile: (212) 583-8457

     Section 14. Designation of Affiliate for Transactions in Common Stock.

     Notwithstanding any other provision of this Letter Agreement to the contrary requiring or allowing the Seller to purchase, sell, deliver or receive any shares of Common Stock, the Seller shall designate one or more of its affiliates to purchase, sell, deliver or receive such shares. The Seller shall be discharged of its obligations to the Company to the extent of any such performance by an affiliate.

     Section 15. Equity Rights.

     The Seller acknowledges and agrees that this Letter Agreement is not intended to convey to it rights with respect to this transaction that are senior to the claims of common stockholders in the event of the Company’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during the Company’s bankruptcy to any claim arising as a result of a breach by the Company of any of its obligations under this Letter Agreement. For the avoidance of doubt, the parties acknowledge that this Letter Agreement is not secured by any collateral that would otherwise secure the obligations of the Company herein under or pursuant to any other agreement.

     Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Letter Agreement.

Very truly yours,

BANK OF AMERICA, N.A.

			By:	/s/ Eric P. Hambleton
				Name:	Eric P. Hambleton
				Title:	Authorized Signatory

Acknowledged and agreed to as of the date first above written,

BOWNE & CO., INC.

By:	/s/ C. Cody Colquitt
	Name:	C. Cody Colquitt
	Title	Senior Vice President and Chief Financial Officer

APPENDIX A

December 1, 2004

Bowne & Co., Inc.
345 Hudson Street
New York, NY 10014
Attn: Bill Coote

               Re: Overnight Share Repurchase

Ladies and Gentlemen:

     Reference is made to the Overnight Share Repurchase Letter Agreement between you and Bank of America, N.A. dated as of December 1, 2004 (the "Agreement”). Capitalized terms used without definition in this letter have the definitions assigned to them in the Agreement.

     In accordance with Section 4 of the Agreement, the Seller agrees that Company may purchase shares of Common Stock during the Averaging Period subject to the following procedures:

     (i) all such purchases will be made by Banc of America Securities LLC (“BAS”) in accordance with Rule 10b-18(b) or otherwise in a manner that Company and BAS believe is in compliance with applicable requirements;

     (ii) each purchase order Company places with BAS will be an all or nothing order to purchase a minimum of 10,000 shares;

     (iii) Company will pay to BAS a $0.03 per share commission for each share of Common Stock purchased; and

     (iv) Company agrees that, in purchasing shares of Common Stock, BAS may purchase shares of Common Stock for the account of the Seller, which is an affiliate of BAS, other than any single block of 10,000 or more shares of Common Stock, without your prior consent; you acknowledge that, because any orders you place pursuant to the above procedures will be all or nothing orders, other orders to purchase Common Stock (including orders placed by the Seller or BAS) may reduce the number of             shares of Common Stock available for purchase and may therefore impact your ability to obtain execution of any such all or nothing orders.

     We may terminate this letter agreement upon the effectiveness of any change in applicable law or regulation that would cause the procedures set forth herein to impede our ability to hedge our obligations under the Agreement.

     Please indicate your agreement to, and acknowledgment of, the above by signing and returning to us a copy of this letter.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

Acknowledged and agreed to as of the date first above written,

BOWNE & CO., INC.

By:

	Name:	C. Cody Colquitt
	Title:	Senior Vice President and Chief Financial Officer

A-2

APPENDIX B

Bank of America, N.A.
c/o Banc of America Securities LLC
9 W. 57th Street
New York, New York 10019
Attn: Christopher J. Innes

               Re: Overnight Share Repurchase

Ladies and Gentlemen:

     In connection with our entry into an Overnight Share Repurchase Letter Agreement dated as of December 1, 2004 (the “Agreement”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks (all defined in Rule 10b-18 under the Securities Exchange Act of 1934) during the four full calendar weeks immediately preceding the first day of the Averaging Period (as defined in the Agreement):

     NONE.

     We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

BOWNE & CO., INC.

By:

	Name:	William J. Coote
	Title:	Vice President and Treasurer

A-3